Exhibit 99.1

Donaldson Reports Record Second Quarter 2023 Sales and Earnings

Second quarter 2023 sales increased 3.2% year over year to $828.3 million, a quarterly record
GAAP operating margin of 14.0%; Adjusted operating margin of 15.2%
GAAP EPS of $0.70, up 22.0% and adjusted EPS of $0.75, up 32.0% versus 2022
Donaldson tightens fiscal 2023 EPS guidance to high end of previous range

MINNEAPOLIS (March 1, 2023) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company) today reported fiscal second quarter 2023 generally accepted accounting principles (GAAP) net earnings of $86.0 million, a 19.8% increase from $71.8 million in 2022. Second quarter 2023 earnings include $9.3 million of non-recurring charges(1). GAAP and adjusted earnings per share (EPS)(2),(3) for the second quarter 2023 increased to $0.70 and $0.75, respectively, from $0.57 in the prior year. The tables attached to this press release include a Reconciliation of Non-GAAP Financial Measures.

“Our robust second quarter earnings were driven by significant gross margin strength through pricing and the stabilization of inflationary pressures,” said Tod Carpenter, chairman, president and chief executive officer. “We delivered on and furthered our commitments to our customers and shareholders through improved fill rates and targeted growth investments, including our most recent life sciences acquisition, Isolere Bio.

“For fiscal 2023, supported by stable end-market conditions and our team’s strong execution, we continue to expect year-over-year margin improvement and another year of double-digit earnings growth. As we leverage our fully redesigned organizational structure, our long-term focus remains on delivering innovative, best-in-class products and services, including those in higher-growth areas.”

(1) See Restructuring and Other Charges section for more information
(2) All EPS figures refer to diluted EPS.
(3) Adjusted EPS is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.

Donaldson Company Reports Fiscal Second Quarter 2023 Earnings - Page 2 of 5
Operating Results

Second quarter 2023 sales increased 3.2% to $828.3 million from $802.5 million in 2022, driven by pricing benefits partially offset by a negative impact from currency translation of 4.3%.

	Three Months Ended		Six Months Ended
	January 31, 2023		January 31, 2023
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	15.5%	22.4%	15.1%	24.1%
On-Road	4.1	8.9	9.1	15.0
Aftermarket	(1.7)	1.8	5.7	10.9
Total Mobile Solutions segment	1.7	5.9	7.6	13.5

Industrial Solutions segment
Industrial Filtration Solutions	10.7	14.7	11.9	17.4
Aerospace and Defense	27.8	31.0	24.9	29.5
Total Industrial Solutions segment	12.8	16.7	13.6	19.0

Life Sciences segment
Total Life Sciences segment	(15.6)	(10.1)	(14.8)	(6.9)

Total Company	3.2%	7.5%	7.2%	13.1%

Second quarter 2023 sales in the Mobile Solutions segment (Mobile) increased 1.7% as pricing and favorable end-market conditions supported results. Off-Road and On-Road sales increased 15.5% and 4.1%, respectively, driven by robust global equipment production. Aftermarket sales decreased 1.7%. Excluding currency translation, Aftermarket sales increased 1.8% as pricing was partially offset by customer inventory reductions resulting from improving global supply chain conditions.

Second quarter Industrial Solutions segment (Industrial) sales rose 12.8%, bolstered by price realization and strong demand across all major business units. Aerospace and Defense sales increased 27.8% as the commercial aerospace industry continues to rebound from COVID-19-related softness. Industrial Filtration Solutions (IFS) sales rose 10.7%, driven by new and replacement dust collection part sales and Power Generation project timing.

Second quarter sales in the Life Sciences segment decreased 15.6% due to continued weakness in market demand for Disk Drive products, partially offset by growth in Food and Beverage and bioprocessing equipment sales.

Donaldson Company Reports Fiscal Second Quarter 2023 Earnings - Page 3 of 5
Second quarter gross margin was 34.3%, up 320 basis points from 31.1% in the prior year, driven by pricing benefits partially offset by higher input costs.

Second quarter 2023 operating expenses as a percentage of sales were 20.3%, including restructuring and other charges, versus 19.2% in the prior year. Adjusted operating expenses as a percentage of sales were 19.3%.

Second quarter 2023 operating income as a percentage of sales (operating margin) of 14.0%, increased 210 basis points compared with 11.9% in the prior year due to gross margin performance. Second quarter adjusted operating margin was 15.2%.

Second quarter 2023 interest expense was $4.6 million versus $3.6 million in the prior year resulting from higher interest rates and overall debt levels. Other income, net was unfavorable by $0.8 million versus the prior year mainly due to lower joint venture income. The Company’s effective tax rate of 24.1% was in line compared with prior year.

Year-to-date, Donaldson has paid $56.2 million in dividends and repurchased 1.7% of its outstanding shares for $115.2 million.

Updated Fiscal 2023 Outlook

Fiscal 2023 full-year GAAP EPS is expected to be between $2.89 and $2.97, inclusive of $0.10 of first half restructuring and other charges. Adjusted EPS is forecast between $2.99 and $3.07. Sales are projected to increase between 2% to 6% over prior year, driven by a 6% increase in pricing and a negative impact from currency translation of approximately 4%.

Fiscal 2023 Mobile sales are projected to increase between 1% and 5% compared with 2022, driven by strength in On-Road and Off-Road sales which are expected to be up mid-single digits and high-single digits, respectively, supported by elevated levels of medium and heavy-duty equipment production. Aftermarket sales are projected to increase low-single digits as improved global supply chain conditions and resulting customer inventory reductions limit results.

Fiscal 2023 Industrial sales are expected to increase between 8% and 12% year over year. This reflects a continuation of strong end-market momentum in both IFS and Aerospace and Defense, which are forecast to grow high-single digits and low-double digits, respectively.

Fiscal 2023 Life Sciences sales are expected to decline between 5% and 9% compared with prior year due to continued Disk Drive market weakness offset, in part, by continued Food and Beverage and bioprocessing sales strength.

Fiscal 2023 GAAP operating margin is forecast to be between 14.1% and 14.5% and adjusted operating margin is expected to be between 14.6% and 15.0%. Prior year GAAP and adjusted operating margin were 13.4% and 13.5%, respectively.

Donaldson Company Reports Fiscal Second Quarter 2023 Earnings - Page 4 of 5
Fiscal 2023 interest expense is projected to be approximately $20 million and other income is expected to be between $6 million and $10 million. Donaldson expects a fiscal 2023 effective income tax rate of between 24% and 26%.

Fiscal 2023 capital expenditures are forecast to be between $115 million and $130 million and free cash flow conversion is expected to be between 110% and 120%. For the full year, Donaldson expects to repurchase approximately 2% of its shares outstanding.

Restructuring and Other Charges

During the second quarter of fiscal 2023, Donaldson incurred $9.3 million of non-recurring charges, including $1.5 million of cost of goods sold and $7.8 million of operating expense, largely related to the Company’s previously announced organizational redesign as well as costs associated with the exiting of a lower-margin customer program.

Miscellaneous

On January 25, 2023, Donaldson issued an 8-K recasting select historical financial information under the new segment structure.

The Company will webcast its second quarter 2023 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal Second Quarter 2023 Earnings - Page 5 of 5
Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand, including the Russia and Ukraine conflict; impacts from unexpected events, including the COVID-19 pandemic; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OEM brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2023	2022	Change	2023	2022	Change
Net sales	$828.3	$802.5	3.2%	$1,675.6	$1,563.4	7.2%
Cost of sales	543.9	552.7	(1.6)	1,104.0	1,056.6	4.5
Gross profit	284.4	249.8	13.9	571.6	506.8	12.8
Selling, general and administrative	149.6	137.5	8.8	298.8	270.5	10.5
Research and development	18.5	16.6	11.4	37.2	33.1	12.3
Operating expenses	168.1	154.1	9.1	336.0	303.6	10.7
Operating income	116.3	95.7	21.6	235.6	203.2	16.0
Interest expense	4.6	3.6	28.4	9.2	7.1	30.2
Other income, net	(1.6)	(2.4)	(35.4)	(3.4)	(2.4)	41.2
Earnings before income taxes	113.3	94.5	19.9	229.8	198.5	15.8
Income taxes	27.3	22.7	19.9	56.6	49.7	14.0
Net earnings	$86.0	$71.8	19.8%	$173.2	$148.8	16.4%

Weighted average shares – basic	121.7	123.9	(1.8)%	122.2	124.1	(1.6)%
Weighted average shares – diluted	123.3	125.6	(1.8)%	123.7	126.0	(1.8)%

Net EPS – basic	$0.71	$0.58	22.0%	$1.42	$1.20	18.2%
Net EPS – diluted	$0.70	$0.57	22.0%	$1.40	$1.18	18.5%

Dividends paid per share	$0.23	$0.22	4.5%	$0.46	$0.44	4.5%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31,	July 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$179.4	$193.3
Accounts receivable, net	574.5	616.6
Inventories, net	501.3	502.4
Prepaid expenses and other current assets	93.9	94.2
Total current assets	1,349.1	1,406.5
Property, plant and equipment, net	625.8	594.4
Goodwill	350.2	345.8
Intangible assets, net	96.4	99.8
Other long-term assets	157.1	153.8
Total assets	$2,578.6	$2,600.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$4.0	$3.7
Accounts payable	302.1	338.5
Accrued employee compensation and related taxes	96.4	113.8
Deferred revenue	30.9	22.3
Income taxes payable	36.2	31.8
Dividends payable	27.9	28.3
Other current liabilities	82.6	91.2
Total current liabilities	580.1	629.6
Long-term debt	624.8	644.3
Non-current income taxes payable	57.6	69.4
Deferred income taxes	25.6	32.7
Other long-term liabilities	96.3	91.1
Total liabilities	1,384.4	1,467.1

Total stockholders’ equity	1,194.2	1,133.2
Total liabilities and stockholders’ equity	$2,578.6	$2,600.3
Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31,
	2023	2022
Operating Activities
Net earnings	$173.2	$148.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	44.8	47.5
Deferred income taxes	(7.1)	1.2
Stock-based compensation expense	13.7	13.4
Other, net	2.9	6.5
Changes in operating assets and liabilities	(7.0)	(137.6)
Net cash provided by operating activities	220.5	79.8

Investing Activities
Purchases of property, plant and equipment	(57.6)	(33.5)
Acquisitions, net of cash acquired	—	(49.0)
Net cash used in investing activities	(57.6)	(82.5)

Financing Activities
Proceeds from long-term debt	40.0	174.3
Repayments of long-term debt	(65.0)	(75.0)
Change in short-term borrowings	0.3	15.9
Purchase of treasury stock	(115.2)	(115.6)
Dividends paid	(56.2)	(54.6)
Exercise of stock options and other	19.3	9.3
Net cash used in financing activities	(176.8)	(45.7)
Effect of exchange rate changes on cash	—	(4.0)
Decrease in cash and cash equivalents	(13.9)	(52.4)
Cash and cash equivalents, beginning of period	193.3	222.8
Cash and cash equivalents, end of period	$179.4	$170.4
Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2023	2022	2023	2022
Gross margin	34.3%	31.1%	34.1%	32.4%
Operating expenses	20.3%	19.2%	20.1%	19.4%
Operating margin	14.0%	11.9%	14.1%	13.0%
Other income, net	(0.2)%	(0.3)%	(0.2)%	(0.2)%
Depreciation and amortization	2.7%	2.9%	2.7%	3.0%
EBITDA	16.9%	15.2%	16.9%	16.2%
Effective tax rate	24.1%	24.1%	24.7%	25.0%
Earnings before income taxes - Mobile Solutions	15.0%	11.4%	14.7%	12.4%
Earnings before income taxes - Industrial Solutions	18.8%	12.4%	17.6%	12.4%
Earnings before income taxes - Life Sciences	10.6%	23.7%	14.0%	25.9%
Cash conversion ratio	84.7%	30.2%	94.1%	31.0%

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2023	2022	2023	2022
Adjusted Rates
Gross margin	34.5%	31.1%	34.2%	32.4%
Operating expenses	19.3%	19.2%	19.1%	19.4%
Operating margin	15.2%	11.9%	15.1%	13.0%
Other income, net	(0.2)%	(0.3)%	(0.2)%	(0.2)%
Depreciation and amortization	2.7%	2.9%	2.7%	3.0%
EBITDA	18.1%	15.2%	17.9%	16.2%
Effective tax rate	24.1%	24.1%	24.7%	25.0%
Earnings before income taxes - Mobile Solutions	15.0%	11.4%	14.7%	12.4%
Earnings before income taxes - Industrial Solutions	18.8%	12.4%	17.6%	12.4%
Earnings before income taxes - Life Sciences	10.6%	23.7%	14.0%	25.9%
Cash conversion ratio	78.3%	30.2%	87.6%	31.0%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2023	2022	Change	2023	2022	Change
Net sales
Mobile Solutions segment
Off-Road	$106.2	$91.9	15.5%	$209.8	$182.3	15.1%
On-Road	34.5	33.1	4.1	70.5	64.6	9.1
Aftermarket	381.8	388.5	(1.7)	797.1	753.9	5.7
Total Mobile Solutions segment	522.5	513.5	1.7	1,077.4	1,000.8	7.6

Industrial Solutions segment
Industrial Filtration Solutions	211.8	191.4	10.7	407.8	364.7	11.9
Aerospace and Defense	34.6	27.1	27.8	68.2	54.6	24.9
Total Industrial Solutions segment	246.4	218.5	12.8	476.0	419.3	13.6

Life Sciences segment
Total Life Sciences segment	59.4	70.5	(15.6)	122.2	143.3	(14.8)

Total Company	$828.3	$802.5	3.2%	$1,675.6	$1,563.4	7.2%

Earnings (loss) before income taxes
Mobile Solutions segment	$78.6	$58.6	34.1%	$158.9	$124.2	27.9%
Industrial Solutions segment	46.3	27.2	70.2	83.9	51.8	62.0
Life Sciences segment	6.3	16.7	(62.3)	17.1	37.1	(53.9)
Corporate and unallocated	(17.9)	(8.0)	(123.8)	(30.1)	(14.6)	(106.2)
Total Company	$113.3	$94.5	19.9%	$229.8	$198.5	15.8%

Earnings before income taxes percentage
Mobile Solutions segment	15.0%	11.4%	3.6%	14.7%	12.4%	2.3%
Industrial Solutions segment	18.8%	12.4%	6.4%	17.6%	12.4%	5.2%
Life Sciences segment	10.6%	23.7%	(13.1)%	14.0%	25.9%	(11.9)%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended January 31, 2023
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	15.5%	31.6%	19.6%	(13.3)%	47.5%
On-Road	4.1	6.6	4.6	(4.0)	49.0
Aftermarket	(1.7)	0.4	(8.2)	(6.6)	8.6
Total Mobile Solutions segment	1.7	5.2	(0.7)	(7.9)	10.9

Industrial Solutions segment
Industrial Filtration Solutions	10.7	12.8	15.8	(13.1)	37.4
Aerospace and Defense	27.8	38.4	10.4	(47.7)	NA
Total Industrial Solutions segment	12.8	17.3	15.2	(13.7)	37.4

Life Sciences segment
Total Life Sciences segment	(15.6)	45.9	0.2	(41.6)	45.3

Total Company	3.2%	10.3%	4.3%	(16.4)%	14.1%

	Six months ended January 31, 2023
	TOTAL	US/CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	15.1%	31.8%	13.2%	(9.2)%	62.0%
On-Road	9.1	15.5	(3.2)	(1.5)	54.0
Aftermarket	5.7	12.6	(5.7)	(4.6)	19.0
Total Mobile Solutions segment	7.6	15.7	(0.8)	(5.3)	21.5

Industrial Solutions segment
Industrial Filtration Solutions	11.9	17.7	9.1	(4.1)	32.4
Aerospace and Defense	24.9	24.9	27.8	(15.4)	N/A
Total Industrial Solutions segment	13.6	19.1	11.0	(4.3)	32.4

Life Sciences segment
Total Life Sciences segment	(14.8)	34.5	(0.6)	(36.2)	32.8

Total Company	7.2%	17.4%	2.7%	(12.3)%	22.7%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended January 31, 2023
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	22.4%	31.6%	29.4%	(1.8)%	43.0%
On-Road	8.9	6.6	11.5	9.1	42.4
Aftermarket	1.8	0.4	(0.4)	2.3	8.3
Total Mobile Solutions segment	5.9	5.2	7.6	2.0	10.4

Industrial Solutions segment
Industrial Filtration Solutions	14.7	12.8	23.1	(3.6)	36.2
Aerospace and Defense	31.0	38.4	19.9	(38.8)	NA
Total Industrial Solutions segment	16.7	17.3	22.8	(4.2)	36.2

Life Sciences segment
Total Life Sciences segment	(10.1)	45.9	8.5	(36.3)	43.5

Total Company	7.5%	10.3%	12.4%	(7.5)%	13.5%

	Six months ended January 31, 2023
	TOTAL	US/CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	24.1%	31.8%	27.7%	4.2%	58.3%
On-Road	15.0	15.5	8.1	13.8	49.6
Aftermarket	10.9	12.6	6.7	5.6	19.0
Total Mobile Solutions segment	13.5	15.7	12.2	6.1	21.3

Industrial Solutions segment
Industrial Filtration Solutions	17.4	17.7	20.5	6.8	31.5
Aerospace and Defense	29.5	24.9	44.7	(2.1)	N/A
Total Industrial Solutions segment	19.0	19.1	23.0	6.6	31.5

Life Sciences segment
Total Life Sciences segment	(6.9)	34.5	12.5	(29.5)	31.6

Total Company	13.1%	17.4%	15.4%	(2.0)%	22.5%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$102.3	$36.9	$220.5	$79.8
Net capital expenditures	(29.5)	(15.2)	(57.6)	(33.5)
Free cash flow	$72.8	$21.7	$162.9	$46.3

Net earnings	$86.0	$71.8	$173.2	$148.8
Income taxes	27.3	22.7	56.6	49.7
Interest expense	4.6	3.6	9.2	7.1
Depreciation and amortization	22.4	23.6	44.8	47.5
EBITDA	$140.3	$121.7	$283.8	$253.1

Adjusted net earnings	$93.0	$71.8	$185.9	$148.8
Adjusted income taxes	29.6	22.7	60.9	49.7
Interest expense	4.6	3.6	9.2	7.1
Depreciation and amortization	22.4	23.6	44.8	47.5
Adjusted EBITDA	$149.6	$121.7	$300.8	$253.1

Gross profit	$284.4	$249.8	$571.6	$506.8
Restructuring and other charges	1.5	—	1.5	—
Adjusted gross profit	$285.9	$249.8	$573.1	$506.8

Operating expense	$168.1	$154.1	$336.0	$303.6
Restructuring and other charges	(7.8)	—	(15.4)	—
Adjusted operating expense	$160.2	$154.1	$320.5	$303.6

Operating income	$116.3	$95.7	$235.6	$203.2
Restructuring and other charges	9.3	—	16.9	—
Adjusted operating income	$125.7	$95.7	$252.6	$203.2

Net earnings	$86.0	$71.8	$173.2	$148.8
Restructuring and other charges, net of tax	7.0	—	12.7	—
Adjusted net earnings	$93.0	$71.8	$185.9	$148.8

Diluted EPS	$0.70	$0.57	$1.40	$1.18
Restructuring and other charges per share	0.06	—	0.10	—
Adjusted diluted EPS	$0.75	$0.57	$1.50	$1.18
Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted income taxes, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2023 Earnings Press Release Schedules